UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
December 22, 2021
Date of Report (Date of earliest event reported)

CRITEO S.A.
(Exact name of registrant as specified in its charter)

France	001-36153	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

32 Rue Blanche	Paris	France	75009
(Address of principal executive offices)			(Zip Code)
+33 14 040 2290
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing one ordinary share, nominal value €0.025 per share	CRTO	Nasdaq Global Select Market
Ordinary Shares, nominal value €0.025 per share*		Nasdaq Global Select Market

*Not for trading, but only in connection with the registration of the American Depositary Shares.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 1.01	Entry Into Material Agreement.
As previously disclosed, on December 9, 2021, Criteo S.A. (the “Company”) entered into exclusive negotiations to acquire the business of IPONWEB Holding Limited (“IPONWEB”) for $380 million in a combination of cash and the Company’s treasury shares (the “Negotiations”). The Company, IPONWEB, Exezars Limited (a subsidiary of IPONWEB and collectively, with IPONWEB, the “Sellers”), Mr. Ljubisa Bogunovic, in his capacity as trustee of the “IW General Management Trust” (the “Trustee”), and Mr. Boris Mouzykantskii, founder and Chief Executive Officer of IPONWEB (the “Founder” and collectively, the “Parties”), executed a Call Option Letter (the “Call Option Letter”) pursuant to which the Sellers, Trustee and Founder granted to the Company the option to purchase certain subsidiaries of IPONWEB and certain assets owned by Exezars Limited (the “Acquisition”).

In accordance with the terms of the Call Option Letter, following the completion of the information and consultation process of the works council (comité social et économique) of the Company’s social and economic unit (UES) (the “Works Council”), the Company exercised the option pursuant to the Call Option Letter on December 22, 2021, and also on December 22, 2021 the Parties executed the Framework Purchase Agreement (the “FPA”) which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein.

The Company expects to fund the purchase price of the Acquisition with (i) $305 million of cash on hand, which is subject to certain adjustments including for working capital, other current assets and current liabilities and net indebtedness and (ii) treasury shares of the Company corresponding to a total value of $75 million, in an amount which shall not exceed 3% of the Company’s share capital and voting rights. In the event that treasury shares of the Company would correspond to greater than 3% of the Company’s share capital and voting rights, the cash consideration will be increased in an amount equal to such difference.

Consummation of the Acquisition is subject to receipt of antitrust clearance in the United States and the Russian Federation, as well as certain other customary conditions to closing and is expected to close in the first quarter of 2022. The FPA provides that either the Company or Sellers have the right to terminate the FPA in the event, among other events, that the applicable condition(s) to closing are not satisfied by September 9, 2022.

The FPA also contains customary representations and warranties, as well as customary covenants, including covenants relating to the conduct of business between the execution of the FPA and the closing of the Acquisition. Pursuant to the terms of the FPA, the Sellers, the Trustee and the Founder shall indemnify the Company for, among other things, losses arising as a consequence of breaches of representations and warranties, which indemnification obligations are secured by escrowed funds.

The above description of the FPA does not purport to be complete, and is qualified in its entirety by reference to the full text of the FPA.

The FPA has been filed to provide actual and potential security holders of the Company with information regarding its terms. It is not intended to provide any other factual information about the Company, IPONWEB or their respective subsidiaries and affiliates. The FPA contains or references various representations, warranties and covenants by the parties to the FPA. These representations, warranties and covenants were made solely for the benefit of the other parties to the FPA and (i) are not intended to be treated as categorical statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (ii) may have been qualified by confidential disclosure schedules or other documents that were delivered to the other party in connection with the FPA and which contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the FPA, (iii) may be subject to standards of materiality applicable to the parties that differ from what might be viewed as material to stockholders and (iv) were made only as of the date of the FPA or such other date or dates as may be specified in the FPA. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the FPA, which subsequent information may or may not be fully reflected in public disclosures by the Company. Accordingly, you should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or IPONWEB.

ITEM 7.01	Regulation FD Disclosure.
On December 22, 2021, the Company issued a press release announcing its entry into the FPA.

A copy of the press release is furnished as Exhibit 99.1 to this report.

The information furnished with this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
2.1
Framework Purchase Agreement, dated as of December 22, 2021, by and among the Company, Sellers, Mr. Ljubisa Bogunovic in his capacity as trustee of the “IW General Management Trust” and Mr. Boris Mouzykantskii*

99.1	Press Release dated December 22, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Criteo S.A.

Date: December 22, 2021	By:	/s/ Ryan Damon
	Name:	Ryan Damon
	Title:	Executive Vice President, General Counsel and Secretary